Exhibit 10.19

Achari – Vaso BCA Acknowledgment and Agreement

May 23, 2024

Re:	BCA

Reference is made to that certain Business Combination Agreement, dated as of December 6, 2023 (as the same may be amended or modified in accordance with its terms, the “BCA”), by and among Achari Ventures Holdings Corp. I, a Delaware corporation (the “SPAC”), Achari Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the SPAC (“Merger Sub”, and together with the SPAC, the “SPAC Parties”), and Vaso Corporation, a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the BCA.

1. Notwithstanding anything in the BCA or otherwise to the contrary, the parties hereto acknowledge and agree that the SPAC Parties may amend, or be deemed to amend, the BCA, the Governing Documents and any other documents related to, or to be entered into in connection with, the Transactions, in order to effectuate an up to one-for-two reverse stock split (the “Reverse Stock Split”). For example, in a one-for-one and a half reverse stock split, every holder of SPAC Shares shall receive one SPAC Share for every one and a half SPAC Shares then currently held by such holder at the time of such reverse stock split. Such SPAC Parties shall have the right to take all actions and execute, deliver and file all documentation, in each case, to the extent the SPAC Parties deem the same to be reasonably necessary, to effectuate the Reverse Stock Split; provided that the effectuation of the Reverse Stock Split shall be subject to the express written approval of the Company Board prior to the consummation of the Transactions. The parties hereto agree that (i) such written approval is at the sole discretion of the Company Board and (ii) if the Company Board notifies the SPAC in writing that it declines to provide such approval, the Company’s right to terminate the BCA shall remain the same as it was prior to this Acknowledgment and Agreement.

2. Notwithstanding anything in the BCA or otherwise to the contrary, each of the SPAC and the Company agree that the definitions of (x) “Outside Date” and (y) “Requisite Approval Deadline” as such definitions appear in the BCA are hereby each revised and replaced with the date that is the earlier of (i) September 1, 2024 and (ii) the receipt of written notice from the Company to the SPAC that the Company Board will not provide the express written approval for the effectuation of the Reverse Stock Split, and that no termination right by either party hereto pursuant Section 10.1(c) or 10.1(h) of the BCA shall be exercisable prior to such revised date; provided that such date may not be further revised or extended (including by the 30 day automatic extension set out in Section 10.1(c)) without the express written consent of the parties hereto; provided further that any notice delivered in accordance with prong (ii) above may not be delivered (x) prior to July 15, 2024 or (y) on any day on which the closing bid price of the Company Shares on the OTCQX for the five prior Trading Days satisfies the minimum price requirements for the Stock Exchange Listing Application.

3. Other than as expressly set forth herein, nothing in this acknowledgment and agreement (this “Acknowledgement and Agreement”) shall modify, amend or restrict any of the rights or obligations of any party to the BCA.

4. The parties hereto hereby agree, from time to time, as and when reasonably requested by the other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, and to take or cause to be taken such further or other action, as may be reasonably necessary or desirable in order to carry out the intent and purposes of this Acknowledgment and Agreement.

5. The following provisions of the BCA are hereby incorporated by reference with the same force and effect as if such provisions were fully set forth herein, mutatis mutandis: Section 11.1 (Amendment and Waiver), Section 11.2 (Notices), Section 11.3 (Assignment), Section 11.7 (Governing Law; Waiver of Jury Trial; Jurisdiction), and Section 11.10 (Counterparts; Electronic Delivery).

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IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment and Agreement as of the date first set forth above.

SPAC PARTIES:

Achari Ventures Holdings Corp. I

By:
Name:	Vikas Desai
Title:	Chief Executive Officer

Achari Merger Sub, Inc.

By:
Name:	Vikas Desai
Title:	President

COMPANY:

Vaso Corporation

By:
Name:
Title:

Achari – Vaso BCA Acknowledgment and Agreement

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